ANONYMOUS DATA CORPORATION SIGNS
              AGREEMENT AND PLAN OF MERGER WITH SHARECOM, INC.

June 29, 2001, LAS VEGAS, NV - Anonymous Data Corporation (OTC:BB-"ANYD") announced today that the Company executed an Agreement and Plan of Merger (the "Merger Agreement") with ShareCom, Inc. ("ShareCom").

Pursuant to the Merger Agreement ANYD will authorize a 1 for 322 reverse stock split (ie-current ANYD stockholders will receive 1 share for every 322 shares they currently hold). Following the reverse split ANYD will issue 14,000,000 shares of its 144 restricted common stock in exchange for 100% of ShareCom's outstanding common stock. The merger is intended to be a tax-free reorganization accounted for as a purchase whereby ANYD will be the surviving corporation and change its name to ShareCom, Inc. The merger is subject to regulatory review, stockholder approval and the satisfaction of other customary conditions. The merger is anticipated to close July 23, 2001.

ANYD's board of directors considered numerous alternatives to the merger with ShareCom, including protection under the bankruptcy laws and other merger proposals. Upon completion of its review, the board determined that the merger with ShareCom is in the best interest of and fair to its stockholders.

ShareCom is an Internet e-commerce company that is currently selling electronic products to consumers through its 2WayTalk.com website. ShareCom is an early stage growth company generating revenues of approximately $45,000 per month. ShareCom is in the process of expanding its product lines and has introduced a new website, WeatherRadios.com, which was recently awarded a National Partnership with the Federal Emergency Management Agency (FEMA) to increase the use of Weather Radios country wide.

ANYD urges investors and security holders to read its Proxy Statement and any other relevant documents relating to the merger transaction described above, when they become available. When these and other documents relating to the merger are filed with the SEC, investors and security holders may obtain a free copy at the SEC's website at www.sec.gov. Stockholders and investors are urged to read the Definitive Proxy Statement carefully before making a decision concerning the merger.

Safe Harbor Statement: The statements in this press release regarding the expected date of closing of the merger, benefits of the merger, tax and accounting treatment of the merger, approximate revenues of ShareCom, benefits of the FEMA partnership, future opportunities and any other effect, result or aspect of the proposed transaction and any other statements, which are not historical facts, are forward looking statements. Such statements involve risks and uncertainties, including, but not limited to, costs and difficulties related to the integration of acquired businesses, costs, delays, and any other difficulties related to the merger, failure of the parties to satisfy closing conditions, risks and effects of legal and administrative proceedings and governmental regulation, future financial and operational results, competition, general economic conditions, and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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ANYD  plans  to file with the SEC a Definitive Proxy Statement in  connection with the merger and mail the Definitive Proxy Statement to its stockholders of record as of June 26, 2001. The Definitive Proxy Statement will contain important information about ANYD, ShareCom, the merger and related matters that should be considered by stockholders before making any decision regarding the merger and related transactions. Stockholders of ANYD are urged to read the Definitive Proxy Statement when it is filed and any other relevant documents filed with the SEC. Once it is filed with the SEC, the Definitive Proxy Statement and other documents will be available free of charge on the SEC's website at www.sec.gov. In addition to the Definitive Proxy Statement, ANYD files annual, quarterly and special reports and other information with the SEC that are also available free of charge at the SEC's website.

Contact:

Anonymous Data Corporation
702.933.3713